Classification | Internal Disclosure and Insider Trading Policy Effective Date: January 1, 2026

Classification | Internal 2 Effective Date January 1, 2026 Disclosure and Insider Trading Policy TABLE OF CONTENTS I. Purpose........................................................................................................... 3 A. Purpose Statement ............................................................................... 3 B. Overview ............................................................................................ 3 II. Key Definitions ................................................................................................. 4 III. Applicability ..................................................................................................... 5 IV. Disclosure Requirements ................................................................................... 6 A. General Prohibition ............................................................................... 6 B. Broad and Prompt Public Dissemination of Information .............................. 6 C. Authorized Spokespersons ..................................................................... 6 D. Means of Public Disclosure ..................................................................... 7 E. Consultation with Disclosure Coordinators ................................................ 7 F. Intentional or Unintentional Selective Disclosure ....................................... 8 G. Other Permitted Disclosures ................................................................... 9 V. Guidance on Specific Disclosure Situations ........................................................... 9 A. FHLBank System Group Discussions ........................................................ 9 B. Conference Calls and Meetings with Members ........................................... 9 C. Ordinary Course Communications ......................................................... 10 D. Directors ........................................................................................... 10 E. Responding to Rumors ........................................................................ 10 VI. Use of Material NonPublic Information ............................................................... 10 A. Restrictions on Trading ....................................................................... 10 B. Trading Blackout ................................................................................ 13 VII. Certifications and Bank Assistance .................................................................... 14 VIII. Penalties and Consequences ............................................................................. 14 A. Disclosure Violations ........................................................................... 14 B. Insider Trading Violations .................................................................... 14

Classification | Internal 3 Effective Date January 1, 2026 Disclosure and Insider Trading Policy I. PURPOSE A. Purpose Statement The purpose of this policy is to require all material disclosures to be made on a broadly disseminated basis and to provide guidance to all directors, officers, employees, and contractors (as defined in the Code of Ethics and collectively referred to as “employees and directors” within this policy) to help ensure that the Federal Home Loan Bank of Des Moines (“Bank”) provides full disclosure and complies with legal and regulatory requirements that regulate how such disclosure is communicated, including the Securities and Exchange Commission’s (“SEC”) Regulation FD and the rules, regulations, and laws governing the FHLBanks. Further, this policy has been adopted to prevent the misuse of material nonpublic information (i.e., any use of that information for other than the Bank’s necessary purposes) by employees and directors as that may violate federal and state banking and/or securities laws and other legal and regulatory requirements. The Bank has adopted this policy to avoid even the appearance of improper conduct on the part of anyone employed by or associated with the Bank. B. Overview The Bank is committed to providing full, fair, accurate and timely information to its members, investors in consolidated obligations (“COs") of the Federal Home Loan Bank (“FHLBank”) System and the public, in accordance with legal and regulatory requirements, including applicable requirements under the rules and regulations of the SEC and the Federal Housing Finance Agency (“Finance Agency”). While performing their duties, employees and directors may learn material nonpublic information about the Bank, the FHLBank System, the Bank’s member institutions, counterparties, vendors or another company. Employees and directors must maintain the confidentiality of such information, except when disclosure of such information is authorized by the Bank or legally required. Regulation FD1 prohibits the selective disclosure of material nonpublic information to (i) certain securities professionals and (ii) any security holder (including any member institution) where it is reasonably foreseeable that the security holder will trade on the information, prior to the broad public dissemination of the information. The restrictions in Regulation FD do not apply to disclosures made to (i) a person who owes a duty of trust or confidence to the Bank or (ii) a person who expressly agrees to maintain the disclosed information in confidence. This policy should be read in conjunction with the Bank’s Code of Ethics. 1 17 CFR Part 243

Classification | Internal 4 Effective Date January 1, 2026 Disclosure and Insider Trading Policy II. KEY DEFINITIONS Regulation FD – SEC regulation that requires public companies to disclose material non-public information that has been shared with private individuals, in an effort to ensure all investors have equal and timely access to a company’s material disclosures. Material Information - Under the federal securities laws, information is generally regarded as “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to purchase, sell, or hold a security, or if the information would significantly alter the total mix of publicly available information considered by the reasonable investor in making an investment decision.2 Material information can be positive or negative and can relate to virtually any aspect of an entity’s business or to any type of security, debt or equity. For example, significant information concerning the following events should be presumed to be “material”: • Dividend announcements; • Revisions to policies or procedures relating to dividends, retained earnings, stock redemptions or stock repurchases; • Earnings information and quarterly results; • Earnings guidance; • Adjustments in credit standing or risk profile; • Events regarding securities (e.g., issuances of new securities, defaults on securities or changes to the rights of security holders); • The launch of a major new product or business; • The discontinuation of a significant product or business; • Significant changes in operations; • Acquisitions, mergers, joint ventures, divestitures, changes in assets or similar transactions; • Extraordinary borrowings; • Gain or loss of a significant member, customer, counterparty, or supplier; • Entry into or termination of a significant contract; • Changes in senior management or the board of directors; • Changes in compensation policies; • Changes in previously disclosed financial information; • A determination that previously issued financial statements may not be relied upon because of an error in such financial statements; • Changes in auditors or auditor notification that the Bank may no longer rely on an audit report; • Significant legal disputes, including government investigations; • Significant regulatory actions or developments; • Impending financial liquidity problems; • Corporate reorganization, liquidation, or similar transactions or events; and 2 17 CFR §230.405

Classification | Internal 5 Effective Date January 1, 2026 Disclosure and Insider Trading Policy • Events relating to other FHLBanks, the Office of Finance or the FHLBank System significantly affecting the Bank or CO investors. The above list is only illustrative; many other types of information may be considered “material” depending on the circumstances. Nonpublic Information - Information is “nonpublic” if it is not available to the general public. In order for information to be considered public, it must be broadly disseminated or made widely available to the general public, such as by filing a Form 8-K, by distributing a press release through a widely disseminated news or wire service or by any other non-exclusionary method of disclosure that is reasonably designed to provide broad public access – such as an announcement at a conference of which the public had notice and to which the public was granted access, either by personal attendance or telephonic or electronic access. In addition, even after a public announcement of material information, a reasonable period of time must elapse in order for the market to react to the information. For purposes of this policy, employees and directors shall treat all material information as “nonpublic” unless and until two business days have elapsed since the public announcement of such information. When in doubt, the information involved should be presumed to be both material and not to have been disclosed to the public. Disclosure Coordinators - Chief Legal and Compliance Officer (CLCO), Chief Business Officer, Controller, or Financial Reporting and Analysis Director III. APPLICABILITY This policy applies to all employees and directors of the Bank. It covers all disclosure of material information about the Bank or its securities, which may include but is not limited to: documents filed with or furnished to the SEC; annual and quarterly reports; news and earnings releases; communications to or interactions with members, CO investors, the news media and the public; speeches and presentations; and information contained on the Bank’s website and in webcasts. The policy also applies to material nonpublic information about the Bank, including information regarding the capital stock of the Bank, COs issued by the FHLBank System and any other securities that may be issued by the Bank or FHLBank System, which came to such employee or director through his or her relationship with the Bank. In addition, the policy applies to material nonpublic information relating to any member institution, counterparty, vendor, or other company, if such information came to such employee or director through his or her relationship with the Bank.

Classification | Internal 6 Effective Date January 1, 2026 Disclosure and Insider Trading Policy IV. DISCLOSURE REQUIREMENTS A. General Prohibition Except as permitted by this policy: 1. Employees and directors of the Bank may not disclose material nonpublic information regarding the Bank to anyone who is not an employee or director of the Bank. 2. Employees and directors of the Bank may not disclose material nonpublic information regarding any member or former member of the Bank, any other FHLBank, the FHLBank System, any counterparty or vendor of the Bank, or any other company to anyone who is not an employee or director of the Bank if such information was obtained in his or her capacity as an employee or director of the Bank. 3. Employees and directors of the Bank shall not disclose confidential information received by them solely by reason of their position with the Bank in an attempt to obtain a financial benefit for themselves or for any other person. B. Broad and Prompt Public Dissemination of Information Broad and prompt public dissemination of material nonpublic information by the Bank reduces the risk of disclosure violations and helps support safety and soundness, good corporate governance, and accountability. Accordingly, unless circumstances warrant, it is the Bank’s policy to broadly and promptly disseminate material nonpublic information about the Bank to regulators, members, other investors, and other participants in the FHLBank System. Circumstances that may warrant a delay in the public dissemination of information, include, but are not limited to, sensitive personnel, legal or similar matters, or situations when the Bank is evaluating the materiality of nonpublic information and the timing and method of its disclosure. C. Authorized Spokespersons To help ensure compliance with this policy, the Bank has designated spokespersons that are authorized to speak on behalf of the Bank. The Bank’s authorized spokespersons are as follows: • Chair of the Board of Directors; • President and CEO; • Chief Business Officer; • Chief Financial Officer. Other employees or directors of the Bank may be designated by one of the above- named persons from time to time to speak on behalf of the Bank or to respond to specific inquiries. Any disclosures by an authorized spokesperson or their designees must be made in accordance with Regulation FD and this policy.

Classification | Internal 7 Effective Date January 1, 2026 Disclosure and Insider Trading Policy Authorized spokespersons must coordinate the disclosure with the Bank’s Disclosure Committee or an authorized Disclosure Coordinator in advance of planned conversations or presentations involving securities professionals, members or other security holders in order to review as much of the substance of the intended communication as possible. If possible, the Bank’s CLCO should be in attendance during such conversations or presentations. Employees and directors, other than those authorized to speak on behalf of the Bank, are instructed not to attempt to respond, under any circumstances, to inquiries from investors, members or the media regarding material nonpublic information. Instead, they must direct calls with these types of inquiries immediately to the Bank’s Legal Department or External Communications Department, who will consult with a Disclosure Coordinator before responding. D. Means of Public Disclosure The prompt and robust disclosure of information by the Bank reduces the risk of improper disclosure, insider trading, and similar violations. Every employee and director of the Bank is responsible for doing his or her part to ensure that information included in reports and documents filed with regulators and in other public communications from the Bank is full, fair, accurate, timely, and understandable. The Bank shall endeavor to disclose material information as promptly as possible via a means reasonably designed to provide broad, non- exclusionary distribution to the public, including one or more of the following: 1. News Releases The Bank will distribute any news release containing information that otherwise constitutes material nonpublic information on a widely circulated wire service, post it on the Bank’s website, and, when applicable, file it with or furnish it to the SEC and the Finance Agency. 2. SEC Filings The Bank will disseminate material information through appropriate SEC filings (Forms 10-K, 10-Q, and 8-K on EDGAR) in accordance with the rules and regulations of the SEC and the Finance Agency. E. Consultation with Disclosure Coordinators Employees and directors of the Bank may have individual or group meetings, discussions and conversations with representatives of members, CO investors, analysts, and other external audiences. Unless otherwise expressly permitted by this policy, information provided in these meetings, discussions and conversations will be limited to already publicly disclosed financial and other information, or information that is otherwise deemed immaterial.

Classification | Internal 8 Effective Date January 1, 2026 Disclosure and Insider Trading Policy If an employee or director believes that it will be or may be necessary or appropriate in accordance with his or her duties to the Bank to disclose material nonpublic information in connection with any meeting, discussion or conversation including any external audience, the employee or director must consult with one of the Bank’s Disclosure Coordinators in advance. The Disclosure Coordinators will assist the employee or director in (i) determining the materiality of the information; (ii) determining whether the anticipated or intended disclosure is necessary or appropriate in accordance with his or her duties to the Bank; and (iii) establishing whether, and if so how, the anticipated or intended disclosure may be made in accordance with applicable legal and regulatory requirements. For example, in certain cases material nonpublic information may be selectively disclosed in accordance with applicable legal and regulatory requirements if the disclosure is made to a person who owes a duty of trust or confidence to the Bank (such as an attorney, investment banker or accountant) or to a person who expressly agrees to maintain the disclosed information in confidence. If the Bank’s Disclosure Coordinators determine that the employee or director may make the anticipated or intended disclosure in accordance with applicable legal and regulatory requirements, the employee or director may make the disclosure, subject to any conditions that the Bank’s Disclosure Coordinators have determined must be met in order for the disclosure to comply with applicable legal and regulatory requirements. Employees or directors may only make selective disclosure of material nonpublic information as determined by the Bank’s Disclosure Coordinators. As necessary, the Disclosure Coordinators may consult with the Disclosure Committee for assistance in carrying out their responsibilities. F. Intentional or Unintentional Selective Disclosure Employees or directors who disclose material nonpublic information in violation of this policy must immediately inform one of the Bank’s Disclosure Coordinators of the disclosure. Employees or directors that become aware that anyone else has disclosed material nonpublic information under these circumstances must also immediately inform one of the Bank’s Disclosure Coordinators. If required under applicable federal securities laws, the Bank will promptly (but in no event after the later of 24 hours or the commencement of the next day’s trading of COs) disclose the information in a broad, non-exclusionary manner, such as in a press release or a Form 8-K furnished to the SEC.3 3 17 CFR §243.100

Classification | Internal 9 Effective Date January 1, 2026 Disclosure and Insider Trading Policy G. Other Permitted Disclosures The limitations in this policy do not apply to disclosures made by employees or directors to the Finance Agency or the SEC; other governmental agencies or regulators as to matters within their jurisdiction; the Office of Finance; credit rating agencies; or any independent legal, auditing, accounting firm, or other FHLBanks subject to appropriate confidentiality obligations to the Bank, as determined by the Bank’s Disclosure Committee or its authorized designee(s). In certain cases, the limitations in this policy may not apply to disclosures made by employees or directors to consultants, agents, and other business partners of the Bank who are subject to written confidentiality agreements to the Bank. Employees and directors must consult with one of the Bank’s Disclosure Coordinators prior to disclosing material nonpublic information to consultants, agents or business partners of the Bank. V. GUIDANCE ON SPECIFIC DISCLOSURE SITUATIONS A. FHLBank System Group Discussions FHLBank System groups (e.g., the Council of FHLBanks, the FHLBank Presidents’ Committee, the FHLBank Chief Financial Officers’ Committee, and the FHLBank Controllers’ Committee) and their respective participants hold individual or group meetings and discussions that may involve material nonpublic information about one or more FHLBanks or the FHLBank System, including discussions relating to financial performance or joint and several liability for COs. Meetings and discussions held under these circumstances by employees or directors are not prohibited by this policy, provided that any disclosure of material nonpublic information is:  made to a person owing a duty of trust or confidence to the Bank;  made to a person who expressly agrees to maintain the disclosed information in confidence; or  not made to a holder of the Bank’s securities under circumstances in which it is reasonably foreseeable that the person will purchase or sell the Bank’s securities on the basis of the disclosed information. B. Conference Calls and Meetings with Members From time to time, the Bank may hold conference calls and meetings with members to provide information about the Bank. The Bank will not intentionally disclose material nonpublic information selectively in these meetings. In accordance with this policy, the Bank will disclose pertinent material nonpublic information prior to such meetings.

Classification | Internal 10 Effective Date January 1, 2026 Disclosure and Insider Trading Policy C. Ordinary Course Communications Because of the Bank’s unique structure as a cooperative, a number of the Bank’s employees regularly communicate with the Bank’s security holders regarding ordinary course Bank business. These employees may not disclose material nonpublic information, and these employees must keep themselves apprised of the Bank’s public disclosures so that they do not inadvertently disclose material nonpublic information in violation of this policy. D. Directors Although the Bank’s directors are not authorized to speak on behalf of the Bank other than as expressly provided in this policy, such directors may communicate with persons outside the Bank as long as the communications do not include material nonpublic information. E. Responding to Rumors Generally, the Bank will not comment on rumors or speculation. All inquiries regarding rumors or speculation must be referred to one of the Bank’s authorized spokespersons for appropriate action. VI. USE OF MATERIAL NONPUBLIC INFORMATION A. Restrictions on Trading When in the possession of material nonpublic information about an issuer of securities (including the Bank, the FHLBank System or any member institution, counterparty, vendor or other company), which information came to such employee or director through his or her relationship with the Bank, such employee or director is not permitted to (1) engage in any transaction in the securities of such issuer (including both Bank capital stock and COs, and if the information relates to a member institution, counterparty, vendor, or other company, the securities of such member institution, counterparty, vendor, or other company or any parent holding company thereof), or (2) except as required by law or permitted under this policy, disclose such information to anyone except Bank directors, personnel and representatives (such as accountants, attorneys and agents), and others subject to appropriate confidentiality obligations to the Bank having a need to know the information for legitimate Bank-related reasons.4 4 17 CFR §240.10b5-1(a)

Classification | Internal 11 Effective Date January 1, 2026 Disclosure and Insider Trading Policy 1. “Tipping” of Information to Others An employee or director who improperly reveals material nonpublic information to another person can be held liable for the trading activities of his or her “tippee” and any other person with whom the tippee shares the information. The penalties (discussed in Section VIII) apply whether or not an insider benefits financially from such trades and whether or not an insider knew or intended that another person would trade in the relevant security on the basis of the information revealed. An employee or director is not permitted to disclose material nonpublic information concerning an issuer of securities, which information was obtained through such employee or director’s relationship with the Bank, to another person who may subsequently use that information to his or her profit. To reduce the chances of inadvertent tipping of material nonpublic information, except as required by law, no such information is to be disclosed to anyone except Bank directors, personnel and representatives (such as accountants, attorneys and agents) who have a valid business reason for receiving such information (i.e., who have a “need to know” the information in order to serve the business purposes of the Bank). Such information will be regarded as particularly sensitive, confidential information. a. Transactions by Family Members - To the extent set forth in this paragraph, the restrictions in this policy apply to an employee’s or director’s family members and others living in his or her household. Except as required by law or as otherwise permitted pursuant to this policy, employees and directors are not permitted to disclose to anyone outside of the Bank, including family or household members of the employee or director, material nonpublic information about an issuer of securities, which information came to such employee or director through his or her relationship with the Bank. Notwithstanding the foregoing, if an employee’s or director’s family or household member comes into possession of material nonpublic information about an issuer of securities, which information came to such individual through the employee’s or director’s relationship with the Bank, such family or household member is not permitted to (1) engage in any transaction in the securities of such issuer (including both Bank capital stock and COs, and if the information relates to a member institution, counterparty, vendor, or other company, the securities of such member institution, counterparty, vendor, or other company or any parent holding company thereof), or (2) except as required by law, disclose such information to anyone. Employees and directors are expected to be responsible for the compliance of their family members and others in their household with this restriction.

Classification | Internal 12 Effective Date January 1, 2026 Disclosure and Insider Trading Policy b. Transactions by a Director’s Institution - To the extent set forth in this paragraph, the restrictions in this policy apply to the member institution(s) or other entities where a director serves as an officer or employee. Directors are not permitted to use in connection with their activities at their institution(s) or entities, or to disclose to any individuals at their institution(s) or entities, material nonpublic information about an issuer of securities, which information came to such director through his or her relationship with the Bank. Notwithstanding the foregoing, if a director’s institution or entity comes into possession of material nonpublic information about an issuer of securities, which information came to such institution or entity through the director’s relationship with the Bank, such institution or entity is not permitted to (1) engage in any transaction in the securities of such issuer (including both Bank capital stock and COs, and if the information relates to a member institution, counterparty, vendor or other company, the securities of such member institution, counterparty, vendor or other company or any parent holding company thereof), or (2) except as required by law, disclose such information to anyone. c. Inadvertent “Tipping” – Employees and directors must take care that material nonpublic information is secure. For example, files containing such information should be sealed and access to computer files containing such information should be restricted. In addition, employees and directors should not discuss such information in public places where it can be overheard, such as elevators, restaurants, taxis, and airplanes. No employee or director is permitted to give trading advice of any kind about the securities of an issuer to anyone while possessing material nonpublic information about such issuer, which information came to such employee or director through his or her relationship with the Bank, except to advise others not to trade if doing so might violate the law or this policy. The Bank strongly discourages all employees and directors from giving trading advice concerning the securities of the Bank or the FHLBank System to third parties even when such employee or director does not possess material nonpublic information about the Bank or the FHLBank System. 2. Trading in Securities of Members The penalties for insider trading (discussed in Section IX) apply equally to material nonpublic information concerning member institutions. The Bank may from time to time be in possession of material nonpublic information related to its member institutions. Member employees and directors are prohibited from trading in the securities of a member institution while in possession of material nonpublic information concerning such member obtained through such employee’s or director’s relationship with the Bank. Except as required by law or as permitted under this policy, employees and directors are prohibited from disclosing such information to anyone except Bank directors, personnel and

Classification | Internal 13 Effective Date January 1, 2026 Disclosure and Insider Trading Policy representatives (such as accountants, attorneys, and agents) having a need to know the information for legitimate Bank-related reasons. 3. Trading in Securities of Vendors, Counterparties, and Other Companies The penalties for insider trading (discussed in Section IX) apply equally to material nonpublic information concerning vendors, counterparties and other companies. Employees and directors are prohibited from trading in the securities of another company while in possession of material nonpublic information concerning such other company obtained by the employee or director through his or her relationship with the Bank. Except as required by law, employees and directors are prohibited from disclosing such information to anyone except Bank directors, personnel and representatives (such as accountants, attorneys, and agents) having a need to know the information for legitimate Bank-related reasons. 4. Twenty-Twenty Hindsight If securities transactions become the subject of scrutiny, they are likely to be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, an employee or director must carefully consider how regulators and others might view the transaction in hindsight. B. Trading Blackout In order to avoid even the appearance of improper trading, at the discretion of management, blackout periods may be established from time to time when material nonpublic information is shared with the Board of Directors. Such blackout periods will stay in effect until two business days have elapsed since the date that information is made public. During such blackout periods, and with respect to a member institution where a member director of the Bank serves as a director or employee (i.e., a director institution), the Bank will not:  redeem or otherwise repurchase any shares of the Bank’s capital stock from the director institution, other than pursuant to an automatic sweep of excess stock;  approve any transfers of capital stock by a director institution to another member or prospective member; or  allow a director institution to pay down advances prior to maturity, unless approved by the Board of Directors. The Bank will notify a designated individual at each director institution regarding the establishment of any blackout period. The existence of a blackout will not be announced publicly, and any person made aware of the existence of a blackout must not disclose the existence of the blackout to any other person.

Classification | Internal 14 Effective Date January 1, 2026 Disclosure and Insider Trading Policy At the discretion of management and depending on the level of materiality of any material nonpublic information, any blackout period may be extended to prohibit the purchase or sale of COs by any employee or director of the Bank or by any director institution. VII. CERTIFICATIONS AND BANK ASSISTANCE Each of the Bank’s employees and directors are expected to understand and comply with this policy. By annually signing the Bank’s Code of Ethics certification, each of the Bank’s employees and directors certifies that he or she has complied with and will continue to comply with this policy. This policy only briefly summarizes the key provisions of some of the laws affecting the Bank’s employees and directors and does not purport to be a complete summary of all laws, including state laws and foreign laws, relating to the use of material nonpublic information. Any person who has any questions about specific transactions or general questions about this policy may obtain additional guidance from the Bank’s Legal Department. VIII. PENALTIES AND CONSEQUENCES Bank management or the Board will address violations of this policy as appropriate. If required by law or otherwise appropriate, violations will be reported to the Finance Agency or other appropriate authorities. A. Disclosure Violations Violations of Regulation FD are subject to SEC enforcement action with possible penalties including cease-and-desist orders and monetary penalties. In addition, any disclosure violation may be grounds for disciplinary action by the Bank, up to and including possible termination of service. All disclosure violations shall be reported to the Bank’s Disclosure Committee. B. Insider Trading Violations An individual who uses or allows the use of information obtained as a result of his or her relationship with the Bank but which is not available to the general public in order to engage in any financial transaction or to further a private interest may be subject to prosecution and/or liability under federal and state banking and/or securities laws and other legal and regulatory provisions. The consequences of insider trading violations alone can be staggering:5 For individuals who trade on inside information (or disclose inside information to others who trade), penalties may include: • A bar on serving as a director or officer of a public company; • Disgorgement of any profit gained or loss avoided; 5 15 USC §78u-1

Classification | Internal 15 Effective Date January 1, 2026 Disclosure and Insider Trading Policy • A civil penalty (in addition to disgorgement) of up to three times the profit gained or loss avoided; • A criminal fine (no matter how small the profit) of up to $5 million; and • A jail term of up to 20 years. For the Bank’s (as well as possibly any supervisory person) failure to take appropriate steps to prevent illegal insider trading, penalties may include: • A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of violation; and • A criminal penalty of up to $25 million. Any of the above consequences, or even an SEC investigation that does not ultimately result in prosecution, can tarnish one’s reputation and irreparably damage a career.